Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-69165, 333-81593, 333-37252, 333-42340, 333-47874, 333-58420, 333-58422, 333-116641, and 333-139284 on Form S-8 of our report dated February 21, 2007, relating to the consolidated financial statements of InfoSpace, Inc. and subsidiaries, (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the change in accounting for stock-based compensation upon adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006) and of our report on internal control over financial reporting dated February 21, 2007 (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of InfoSpace, Inc. for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Seattle, Washington

February 22, 2007